Exhibit 10.4

NOTE: This form contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the form contract or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law. The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may result from use of the form contract or portions or variations thereof. Computer generated form, reproduced under license from IADC.

Revised April, 2003

INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS

DRILLING BID PROPOSAL AND DAYWORK DRILLING CONTRACT - U.S.

Please submit bid on this drilling contract form for performing the work outlined below, upon the terms and for the consideration set forth, with the understanding that if the bid is accepted by ______________________

this instrument will constitute a Contract between us. Your bid should be mailed or delivered not later than ______ P.M. on ______________, 20____,

to the following address: ______________________

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY, RELEASE OF LIABILITY, AND ALLOCATION OF RISK – SEE PARAGRAPHS 4.9, 6.3(c), 10, 12, AND 14

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as "Operator" and "Contractor."

OPERATOR: COG OPERATING LLC
Address: FASKEN CENTER II, 550 W. TEXAS AVE., SUITE 1300
MIDLAND, TX 79701

CONTRACTOR: SILVER OAK DRILLING LLC
Address: PO BOX 1370
ARTESIA, NM 88211-1370

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit "A" and Exhibit "B" attached hereto and made a part hereof (the "Contract"), Operator engages Contractor as an independent contractor to drill the hereinafter designated well or wells in search of oil or gas on a Daywork Basis.

For purposes hereof, the term "Daywork" or "Daywork Basis" means Contractor shall furnish equipment, labor, and perform services as herein provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant or subcontractor engaged by Operator to direct drilling operations). *When operating on a Daywork Basis, Contractor shall perform in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practices and shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.*

1. LOCATION OF WELL:

Well Name and Number: To be specified by Operator. This is a term contract for utilization of Silver Oak Drilling Rig #1 for the drilling of multiple wells, as designated by Operator, within New Mexico; provided, that Contractor, with Operator's written approval, may from time to time substitute another of Contractor's rigs acceptable to Operator for Rig #1 hereunder

Parish/County: ______________ State: ______________ Field Name: ______________

Well location and land description: To be specified by Operator.

1.1 Additional Well Locations or Areas: To be named

Locations described above are for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator's lease.

2. COMMENCEMENT DATE:

Contractor agrees to use reasonable efforts to commence operations for the drilling of the well by the 1st day of August, 20 07, or ______________

3. DEPTH:

3.1 Well Depth: The well(s) shall be drilled to a depth of approximately ______________ feet, or to the ______________ formation, whichever is deeper, but the Contractor shall not be required hereunder to drill said well(s) below a maximum depth of ______________ feet, unless Contractor and Operator mutually agree to drill to a greater depth.

4. DAYWORK RATES:

Contractor shall be paid at the following rates for the work performed hereunder.

4.1 Mobilization: Operator shall pay Contractor a mobilization fee of $ Actual third party costs plus or a mobilization day rate of $ 12,000.00 per day without duplication of other amounts paid hereunder. This sum shall be due and payable in full at the time the rig is rigged up or positioned at the well site ready to spud. Mobilization shall include: MIRU and rig time until 1st collar is picked up to go into the hole

4.2 Demobilization: Operator shall pay Contractor a demobilization fee of $ NA or a demobilization day rate during tear down of $ NA per day, provided however that no demobilization fee shall be payable if the Contract is terminated due to the total loss or destruction of the rig. Demobilization shall include: ______________

4.3 Moving Rate: During the time the rig is in transit to or from a drill site, or between drill sites, commencing After rig release, Operator shall pay Contractor a sum of $ 12,000.00 per twenty-four (24) hour day plus actual third party moving costs incurred by Contractor, without duplication of other amounts paid hereunder.

4.4 Operating Day Rate: For work performed per twenty-four (24) hour day with Four (4) man crew the operating day rate shall be:

Depth Intervals From	To	Without Drill Pipe		With Drill Pipe	
0'	TD	$ 14,500.00	per day	$ 14,500.00	per day
		$	per day	$	per day
		$	per day	$	per day

Using Operator's drill pipe $ ______________ per day.

The rate will begin when the drilling unit is rigged up at the drilling location, or positioned over the location during marine work, and ready to commence operations; and will cease when the rig is ready to be moved off the location.

If under the above column "With Drill Pipe" no rates are specified, the rate per twenty-four hour day when drill pipe is in use shall be the applicable rate specified in the column "Without Drill Pipe" plus compensation for any drill pipe actually used at the rates specified below, computed on the basis of the maximum drill pipe in use at any time during each twenty-four hour day.

(U.S. Daywork Contract - Page 1)
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Revised April, 2003

DRILL PIPE RATE PER 24-HOUR DAY

Straight Hole		Size	Grade	Directional or Uncontrollable Deviated Hole		Size	Grade
$________	per ft.	______	______	$________	per ft.	______	______
$________	per ft.	______	______	$________	per ft.	______	______
$________	per ft.	______	______	$________	per ft.	______	______

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds __________ degrees or when the change of angle exceeds __________ degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnishes special strings of drill pipe, drill collars, and handling tools as provided for in Exhibit "A", the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not to be counted.

4.5 Repair Time: In the event it is necessary to shut down Contractor's rig for repairs, excluding routine rig servicing, Contractor shall be allowed compensation at the applicable rate for such shut down time up to a maximum of Four (4) hours for any one rig repair job, but not to exceed Twelve (12) hours of such compensation during the drilling of each well or thirty (30) day period, whichever is less . Thereafter, Contractor shall be compensated at a rate of $ 0.00 per servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, testing BOP equipment, lubricating rig, and

____

4.6 Standby Time Rate: $ 14,500.00 per twenty-four(24) day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.7 Drilling Fluid Rates: When drilling fluids of a type and characteristic that increases Contractor's cost of performance hereunder, including, but not limited to, oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in addition to the operating rate specified above:

(a) $ NA per man per day for Contractor's rig-site personnel.
(b) $ NA per day additional operating rate; and
(c) Cost of all labor, material and services plus NA hours operating rate to clean rig and related equipment.

4.8 Force Majeure Rate: $ 12,000.00 per twenty-four (24) hour day for any continuous period that normal operations are suspended or cannot be carried on due to conditions of Force Majeure as defined in Paragraph 17 hereof. It is, however, understood that subject to Subparagraph 6.3 below, Operator can release the rig in accordance with Operator's right to direct stoppage of the work, effective when conditions will permit the rig to be moved from the location.

4.9 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator's request, plus 0% percent for such cost of handling. ***When, at Operator's request and with Contractor's agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator's contractor, and Operator shall not be relieved of any of its liabilities in connection therewith.***

4.10 Revision in Rates: The rates and/or payments herein set forth due to Contractor from Operator shall be revised to reflect the change in costs if the costs of any of the items hereinafter listed shall vary by more than 5% percent from the costs thereof on the date of this Contract or by the same percent after the date of any revision pursuant to this Subparagraph:

(a) Labor costs, including all benefits, of Contractor's personnel;
(b) Contractor's cost of insurance premiums;
(c) Contractor's cost of fuel, including all taxes and fees;
(d)
(e) If Operator requires Contractor to increase or decrease the number of Contractor's personnel;

5. TIME OF PAYMENT

Payment is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other work performed at applicable rates, and all other applicable charges shall be due, upon presentation of invoice therefor, upon completion of mobilization, demobilization, rig release or at the end of the month in which such work was performed or other charges are incurred, whichever shall first occur. All invoices may be mailed to Operator at the address hereinabove shown, unless Operator does hereby designate that such invoices shall be mailed as follows: Mail to Operator at the address hereinabove shown.

5.2 Disputed Invoices and Late Payment: Operator shall pay all invoices within 30 days after receipt except that if Operator disputes an invoice or any part thereof, Operator shall, within thirty (30) days after receipt of the invoice, notify Contractor of the item disputed, specifying the reason there for, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed portion. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within 35 days from the date of invoice shall bear interest at the rate of 0.75 percent per month or the maximum legal rate, whichever is less, from the 36th day after invoice date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may suspend operations or terminate this Contract as specified under Subparagraph 6.3.

6. TERM:

6.1 Duration of Contract: This Contract shall remain in full force and effect until drilling operations are completed on the well or wells specified in Paragraph 1 above, or for a term of 1 year, commencing on the date specified in Paragraph 2 above. Should any well commenced during the term of this Contract be drilling at the expiration of the one (1) year primary term of this Contract, drilling shall continue under the terms of this Contract until drilling operations for that well have been completed.

6.2 Extension of Term: Operator may extend the term of this Contract for NA well(s) or for a period of NA by giving notice to Contractor at least NA days prior to completion of the well then being drilled or by NA

6.3 Early Termination:

(a) By Either Party: Upon giving of written notice, either party may terminate this Contract when total loss or destruction of the rig, or a major breakdown with indefinite repair time necessitate stopping operations hereunder.

(b) By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, Operator shall have the right to direct the stoppage of the work to be performed by Contractor hereunder at any time prior to reaching the specified depth, and even though Contractor has made no default hereunder. In such event, Operator shall reimburse Contractor as set forth in Subparagraph 6.4 hereof.

(U.S. Daywork Contract - Page 2)
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Revised April, 2003 (c) By Either Party: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, in the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Operator’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against it, or in case a receiver be appointed of that party or that party’s property, or any part thereof, or that party’s affairs be placed in She hands of a Creditor’s Committee, or, following fifteen (15) business days prior written notice to Operator if Operator does not pay Contractor within the time specified in Subparagraph 5.2 all undisputed items due and owing, the other party may, at its option, (1) elect to terminate further performance of any work under this Contract and the terminating party’s right to compensation shall be as set forth herein, or (2) Contractor may suspend operations until payment is made by Operator in which event the standby time rate contained in Subparagraph 4.6 shall apply until payment is made by Operator and operations are resumed. In addition (o Contractor’s rights to suspend operations or terminate performance under this clause (c), Operator hereby expressly agrees to protect, defend and indemnify Contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s co-venturers, co-lessees and Joint owners, or any other parties arising out of any drilling commitments or obligations contained in any lease, farmout agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.
7. CASING PROGRAM
Operator shall have the right to designate the points at which casing will be set and the manner of setting, cementing and testing. Operator may modify the casing program, however, any such modification which materially increases Contractor’s hazards or costs can only be made by mutual consent of Operator and Contractor and upon agreement as to (he additional compensation to be paid Contractor as a result thereof-
8. DRILLING METHODS AND PRACTICES:
8.1 Contractor shall maintain well control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.
8.2 Subject to the terms hereof, and at Operator’s cost, at ail times during the drilling of the well, Operator shall have She right to control the mud program, and the drilling fluid must be of a type and have characteristics and be maintained by Contractor in accordance with the specifications shown in Exhibit “A”
8.3 Each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of this Contract. When required by !aw, the terms of Exhibit “B” shall apply to this Contract. In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.
8.4 Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form shall be furnished by Contractor to Operator. 8.5 If requested by Operator, Contractor shall furnish Operator with a copy of delivery tickets covering any material or supplies provided by Operator and received by Contractor.
9. INGRESS, EGRESS, AND LOCATION:
Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the tract on which the well is to be located for the performance by Contractor of all work contemplated by this Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the standby time rate. Operator agrees at all times to maintain the road and location in such a condition that will allow free access and movement to and from the drilling site in an ordinarily equipped highway type vehicle. If Contractor is required to use bulldozers, tractors, four-wheel drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the drilling location, Operator shall furnish the same at its expense and without cost to Contractor. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Operator. Operator shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) required as a direct result of a rig move pursuant to performance hereunder. Operator shall be responsible for any costs associated with leveling the rig because of location settling.
10. SOUND LOCATION:
Operator shall prepare a sound location adequate in size and capable of properly supporting the drilling rig, and shall be responsible for a casing and cementing program adequate to prevent soil and subsoil wash out. It is recognized that Operator has superior knowledge of the location and access routes to the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and communication lines) which Contractor might encounter while en route to the location or during operations hereunder. In the event subsurface conditions cause a cratering or shifting of the location surface, or if seabed conditions prove unsatisfactory to properly support the rig during marine operations hereunder, and loss or damage to the rig or its associated equipment results therefrom. Operator shall, without regard to other provisions of this Contract, Including Subparagraph 14,1 hereof, reimburse Contractor for all such loss or damage including removal of debris and payment of Force Majeure Rate during repair and/or demobilization if applicable.
11. EQUIPMENT CAPACITY
Operations shail not be attempted under any conditions which exceed the capacity of the equipment specified to be used hereunder or where canal or water depths are in excess of NA feet. Without prejudice to the provisions of Paragraph 14 hereunder, Contractor shall have the right to make the final decision as to when an operation or attempted operation would exceed the capacity of specified equipment.
12. TERMINATION OF LOCATION LIABILITY:
When Contractor has left a well location after rig release, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of conditions of the location and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period,
13. INSURANCE
To support the indemnification provisions but as a separate and independent obligation, each parly shall at each party’s own expense maintain, with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverages of the kind and in the minimum amounts set forth in Exhibit “A”, insuring the liabilities specifically assumed by the parties in Paragraph 14 of this Contract. Each party shall provide the other with certificates of insurance which contain 30-day notice of Cancellation, Material Change or Intent to Non-Renew clauses in favor of the recipient.
(U.S. Daywork Contract — Page 3) Form provided by Forms On-A-Disk Copyright © 2003 international Association of Drilling Contractors ‘ (214) 340-9429 • FormsOnADisk.com

Revised April, 2003

By written contract, all required insurance shall be maintained in full force and effect during the term of this Contract, and shall not be canceled, altered, or amended without thirty (30) days prior written notice to Operator. Operator and Contractor shall cause their respective underwriters to name the other additional insured (except Worker's Compensation or any Physical Damage (Property) coverage) but only to the extent of the mutual indemnification obligations assumed herein. Contractor agrees to have its insurance carrier furnish Operator a certificate or certificates evidencing insurance coverage in accordance with the above requirements, and all such insurance shall be primary to any insurance of Operator that may apply to any occurrence, accident, or claim.

For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator. Operator will, as well, cause its insurer to waive subrogation against Contractor for liability it assumes and shall maintain, at Operator's expense, or shall self insure, insurance coverage as set forth in Exhibit "A" of the same kind and in the same amount as is required of Contractor, insuring the liabilities specifically assumed by Operator in Paragraph 14 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same shall not be cancelled or materially changed without thirty (30) days prior written notice to Contractor. Operator and Contractor shall cause their respective underwriters to name the other additionally insured but only to the extent of the indemnification obligations assumed herein.

14. RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

14.1 Contractor's Surface Equipment: Contractor shall assume liability at all times for damage to or destruction of Contractor's surface equipment, regardless of when or how such damage or destruction occurs, and Contractor shall release Operator of any liability for any such loss, except loss or damage under the provisions of Paragraph 10 or Subparagraph 14.3.

14.2 Contractor's In-Hole Equipment: Operator shall assume liability at all times for damage to or destruction of Contractor's in-hole equipment, including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse Contractor for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair costs or __the fair market value of such equipment as of the date of the loss_ delivered to the well site.

14.3 Contractor's Equipment - Environmental Loss or Damage: Notwithstanding the provisions of Subparagraph 14.1 above, Operator shall assume liability at all times for damage to or destruction of Contractor's equipment resulting from the presence of H_2S, CO_2 or other corrosive elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additives in the drilling fluids.

14.4 Operator's Equipment: Operator shall assume liability at all times for damage to or destruction of Operator's or its co-venturers', co-lessees' or joint owners' equipment, including, but not limited to, casing, tubing, well head equipment, and platform if applicable, regardless of when or how such damage or destruction occurs, and Operator shall release Contractor of any liability for any such loss or damage.

14.5 The Hole: In the event the hole should be lost or damaged, Operator shall be solely responsible for such damage to or loss of the hole, including the casing therein. Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for damage to or loss of the hole, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense relating to such damage to or loss of the hole.

14.6 Underground Damage: Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for, and shall protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense resulting from operations under this Contract on account of injury to, destruction of, or loss or impairment of any property right in or to oil, gas, or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss, or impairment, said substance had not been reduced to physical possession above the surface of the earth, and for any loss or damage to any formation, strata, or reservoir beneath the surface of the earth.

14.7 Inspection of Materials Furnished by Operator: Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein. Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator, and Operator shall release Contractor from , and shall protect, defend and indemnify Contractor from and against, any such liability.

14.8 Contractor's Indemnification of Operator: Contractor shall release Operator of any liability for, and shall protect, defend and indemnify Operator from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of Contractor's employees or Contractor's subcontractors of any tier (inclusive of any agent or consultant engaged by Contractor) or their employees, or Contractor's invitees, on account of bodily injury, death or damage to property. Contractor's indemnity under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Operator pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.8 (which Contractor and Operator hereby agree will be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.9 Operator's Indemnification of Contractor: Operator shall release Contractor of any liability for, and shall protect, defend and indemnify Contractor from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of Operator's employees or Operator's contractors of any tier (inclusive of any agent, consultant or subcontractor engaged by Operator) or their employees, or Operator's invitees, other than those parties identified in Subparagraph 14.8 on account of bodily injury, death or damage to property. Operator's indemnity under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Contractor pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.9 (which Contractor and Operator hereby agree will be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnitees, or voluntarily self-insured, in part or whole) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.10 Liability for Wild Well: Operator shall be liable for the cost of regaining control of any wild well, as well as for cost of removal of any debris and cost of property remediation and restoration, and Operator shall release, protect, defend and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against any liability for such cost.

14.11 Pollution or Contamination: Notwithstanding anything to the contrary contained herein, except the provisions of Paragraphs 10 and 12, it is understood and agreed by and between Contractor and Operator that the responsibility for pollution or contamination shall be as follows:

(a) Contractor shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage, except unavoidable pollution from reserve pits, wholly in Contractor's possession and control and directly associated with Contractor's equipment and facilities.

(b) Operator shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify Contractor and its suppliers, contractors

(U.S. Daywork Contract - Page 4)
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Revised April, 2003 and subcontractors of any Her from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost circulation and fish recovery materials and fluids. Operator shall release Contractor and its suppliers, contractors and subcontractors of any tier of any liability for the foregoing.
(c) In the event a third party commits an act or omission which results In pollution or contamination for which either Contractor or Operator, for whom such party Is performing work, is held to be legally liable, the responsibility therefor shall be considered, as between Contractor and Operator, to be the same as if the party for whom the work was performed had performed the same and all of the obligations respecting protection, defense, indemnity and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.
14.12 Consequential Damages: Subject to and without affecting the provisions of this Contract regarding the payment rights and obligations of the parties or the risk of loss, release and Indemnity rights and obligations of the parties, each party shall at all times be responsible for and hold harmless and indemnify the other party from and against its own special, Indirect or consequential damages, and the parties agree that special, indirect or consequential damages shall be deemed to include, without limitation, the following: loss of profit or revenue; costs and expenses resulting from business Interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parlies. Operator shall at all times be responsible for and hold harmless and indemnify Contractor and its suppliers, contractors and subcontractors of any tier from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by Operator’s co-owners, co-venturers, co-lessees, farmors, farmees, partners and joint owners.
14.13 Indemnity Obligation; Except as otherwise expressly limited in this Contract, it is the intent of parties hereto that all releases. Indemnity obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.9 and 6.3(c), Paragraphs 10 and 12, and
Subparagraphs 14.1 through 14.12 hereof, be without limit and without regard to the cause or causes thereof, including, but not limited to, pre-existing conditions, defect or ruin of premises or equipment, strict liability, regulatory or statutory liability, products liability, breach of representation or warranty
(express or implied), breach of duty (whether statutory, contractual or otherwise) any theory of tort, breach of contract, fault, the negligence of any degree or character
(regardless of whether such negligence Is sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnity or assumption of liability, or any other theory of legal liability. The indemnities, and releases and assumptions of liability extended by the parties hereto under the provisions of Subparagraphs 4.9 and S.3 and Paragraphs 10,12 and 14 shall inure to the benefit of such parties, their co-venturers, co-lessees, joint owners, their parent, holding and affiliated companies and the officers, directors, stockholders, partners, managers, representatives, employees, consultants, agents, servants and insurers of each. Except as otherwise provided herein, such indemnification and assumptions of liability shall not be deemed to create any rights to Indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnity between one of the parties hereto and another person or entity not a party to this Contract.
15. AUDtT
If any payment provided for hereunder is made on the basis of Contractor’s costs, Operator shafl have the right to audit Contractor’s books and records reiating to such costs, Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records readiiy avaiiable to Operator at any reasonable time or times within the period.
16. NO WAIVER EXCEPT IN WRITING
It is fu% understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duly authorized agent or representative of the party.
17. FORCE MAJEURE
Except as provided in this Paragraph 17 and without prejudice to !he risk of loss, release and indemnity obligations under this Contract, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by a Force Majeure Event. As used in (his Contract, “Force Majeure Event” includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorist acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations dispositions or orders of any governmental aufhorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor in the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. in the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out its obligation under this Contract, it is agreed that such party shall give notice and details of Force Majeure In writing to the other party as promptly as possible after its occurrence. In such cases, the obligations of the party giving the notice shall be suspended during the continuance of any inability so caused except that Operator shall be obligated to pay to Contractor the Force Majeure Rate provided for in Subparagraph 4,8 above.
18. GOVERNING LAW:
This Contract shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of New Mexico without regard to any conflict of laws provisions or principles, whether statutory or common law, which would have the effect of applying the law of another state or jurisdiction.
19. INFORMATION CONFIDENTIAL:
Upon written request by Operator, information obtained by Contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives.
20. SUBCONTRACTS:
Either party may employ other contractors to perform any of the operations or services !o be provided or performed by it according to Exhibit “A”,
21. ATTORNEY’S FEES
If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then ths prevailing party shall be entitled to recover reasonable attorney’s fees and costs. Provided, however, that the determination of which party is the prevailing party shall be determined from the totality of the circumstances (including the amount of the claim relative to the amount of any award) and the prevailing party may or may not be the party in whose favor judgment was entered.
22. CLAIMS AND LIENS:
fas. Dayivort Contract — Page 5) Form provided by Forms On-A-Disk Copyright © 2003 International Association of Drilling Contractors (214) 340-9429 •

Revised April. 2003 Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the (ease, the well, or other property of the Operator or the land upon which said well is located. 23. ASSIGNMENT:
Neither party may assign this Contract without the prior written consent of the other, and prompt notice of any such intent to assign shall be given to the other party. In the event of such assignment, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract. If any assignment is made that materially alters Contractor’s financial burden, Contractor’s compensation shall be adjusted to give effect to any increase or decrease in Contractor’s operating costs.
24. NOTICES AND PLACE OF PAYMENT:
All notices to be given with respect to this Contract unless otherwise provided for shall be given to the Contractor and to the Operator respectively at the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.
25. CONTINUING OBLIGATIONS:
Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.
26. ENTIRE AGREEMENT:
This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in any way modify, amend, alier or change any of the terms or conditions set out herein.
27. SPECIAL PROVISIONS:
27.1 Operator agrees to furnish all drillpipe to be used in the lateral and horizontal sections of the hois if this well is drilled as a horizontal well. Contractor will furnish all dri/lpipe to be used in tension and in the vertical section of the hole. At no time will contractors drillpipe be used in compression.
27.2 Notwithstanding anything to the contrary contained herein, it is specifically understood that this shall be a “take or pay” contract wherein Operator shall pay the full Operating Day Rate amount for each day during the contract term. The only reduction in such amount shall be for:
A) Repair time in excess of the amount permitted to Contract or in paragraph 4.5
B) Mobilization and Moving Rate paid by Operator as per paragraphs 4.1 and 4.3
C) Force Majeure Rate paid by Operator as per paragraph 4.7 which shall not exceed a cumulative 30 days combined during the term of this
Contract.
Provided, however. Contractor shall have a duty to mitigate damages by reasonably attempting to secure replacement contracts for the subject rig if it is released by Operator or if the Contract is terminated by Contractor prior to the expiration of the term of this Contract, and Operator shall be entitled to 75% credit for any revenues received by Contractor incident thereto. Even if finally re/eased by Operator, Operator, with 20 days notice, may withdraw its re/ease and reactivate this Contract for the remainder of its term to the extent the rig has not been committed to a third party in mitigation of Operator’s damages.
27.3 Contractor shall be responsible to schedule all equipment and services required rigging down, moving and rigging up. Operator shat! be responsible for ail the contract.
27A It is anticipated that Operator will utilize the rig for drilling wells in Eddy and Lea counties of New Mexico. Operator may specify that the rig be used in other locations. Should Operator move the rig out of Eddy or Lea Counties, New Mexico, all effective Daywork Rates wi/i be increased by an additional $2000.00 per day.
27.5 Delay of Rig Move. Following appropriate Rig Down activities, If delays occur in moving the rig, the Operator agrees to the following:
A. For weather related problems resulting in a delay of a rig move, the standby rate will be reduced by 50%for the duration of the weather delay.
B. If a delay is caused by lack of trucks for moving or other Contractor related problems, the Contractor will not charge the standby rate for the duration of the delay.
27.6 Operator will be responsible for any data hub and automated drilling packages that Operator requires. 27.7
28. ACC EPTANCE OF C ONTRACT:
The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9 and 6.3(c), Paragraphs 10 and 12, and Subparagraphs 14.1 through 14.12, Is acknowledged, agreed to and accepted by Operator this I I day of
OPERATOR: BV: (S
The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.9, 6.3(c), Paragraphs
10 and 12, and Subparagraphs 14.1 through 14,12, is acknowledged, agreed to and accepted by Contractor this C day of tst which is the effective data of this Contract, subject to rig availability, and subject to all of Its terms and provisions, with the understanding that It will not be binding upon Operator until Operator has noted its acceptance, and with the further understanding that unless said Contract Is thus executed by Operator within .. days of the above date Contractor shall be in no manner bound by its signature thereto. CONTRACTOR: —
b.
Title: —— — X (U.S. Daywork Contract — Page 6} Form provided by Forms On-A-Disk Copyright © 2003 International Association of Drilling Contractors , (214) 340-9429 • FormsOnADisk.com

Revised April, 2003
EXHIBIT “A”
To Daywork Contract dafadAugust, 20 _q£_
— Operator COG. LLC . ................... Contractor SILVER OAK DRILLING. LL-C —— —
Well Name and Number TO BE DETERMINED BY OPERATOR , ........ ___........ .
SPECIFICATIONS AND SPECIAL PROVISIONS
1. CASING PROGRAM {See Paragraph 7)
Hole CasingWeight Grade Approximate Wait on Cement Size Size Setting Depth Time
Conductor in, .............................................. in. !bs/ft. .... ft. .. hrs Surface in. ........................................ in, IbsffL .......... ft. .. ___,,___,,hrs Protection in. ................................................. in. Ibs/ft, ... ft. .. hrs in. ............................................................ in. its/ft, ... .-’,..._^Tm,_.JLJ ^’ ... ___‘irs —— — Production in. ......................................... in.ibs/ft. ........... fl, .. ___^___......... hrs Liner in. in, Ibs/ft. ft. hrs in, in. Ibs/ft, ___ft- hrs
2. MUD CONTROL PROGRAM [See Subparagraph B.2)
Depth Interval (ft) Weight Viscosity Water Loss (IbsJgal.) (SBcg) (cc) From To Type Mud
AT OPERATOR’S SELECTION BUT CONSISTENT WITH GOOD DRILLING PRACTICES FOR THE AREA
Other mud specifications:
3. INSURANCE (See Paragraph f 3}
3.1 Adequate Workers’ Compensation Insurance complying with Slate Laws applicable or Employers’Liability Insurance wilhfimils of S___5001OQO covering all of Contractor’s employees working under (his Contract. 3.2 Commercial (or Comprehensive) Genera! Liability Insurance, including contractual obligations as respects this Contract and proper coverage for all other obligations assumed in this Contract. The limit shall be $^000,000^00 i___^_i per occurrence tor Bodily injury and
Property Damage. 3.3Automobile Public Liability insurance with limits of S , ijOg^QQ.Oj, for each person and $1.000.000.00for each — accident; or $ .......................................... ___1.000.000.00 combined single limit for Bodily Irciuty and Property Damage. 3.4 Excess of Umbrella coverage $1 .COO.000.00 — To Ba Agreed upon, .
3.5 Other insurance: rjn the even! operations 8re..oyer_water. contractor shall carry in addition to Ihe Statutory Workers’ Compensation[Insurance. cncbigejTiejits giveiinq liability nndar the_Lonqshorefnan’s & Harbor Workers^Compensation Act and maritime liability including maintenance and cure with limits of 51,005^000-00 tor each dealli or injury to one person and S2.DnDJOO.00 for anv one accident. ,,
4. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTOR:
The machinery, equipment, tools, materials, supplies, instruments, services and (abor hereinafter listed, including any transportation required for such Items, shall be provided at Ihe well location at (he expense of Contractor unless otherwise noted by this Contract.
4.1 Drilling Rig
Complete drilling rig, designated by Contraclor as Us Rig No,, the major items of equipment being:
Drawworks: MaKe and Modal RIG INVENTORIES ATTACHED ..................................................................... ™___— ............................ . ......................................... ..___..
—— —— —
Engines: Make, Model, and H.P. ; ............ i_..._..i.i —— — No, on Rig ...... ‘ ................... -™___ —— —— —— -— -— — Pumps: No. 1 Make. Size, and Power No. 2 Make. Size, and Power Mud Mixing Pump: Make, Size, and Power ........................................ ,,r .. , _.^.,, .. ,
—— — Boilers; Number, Make. H.P. and W.P. .......................................... _^ ............... ,
Derrick or MasL Make. Size, and Capacity ...................................... ___, ............. ...........................................
—— — Substnjcture: Size and Capacity ..................... ,
Rotary Drive: Type Drill Pipe: Size ...... n_ti___.. ‘___ia ....... ; ...... fl.; Size: ........... in. .......... ft. —— — l___l Drill Collars: Number and Size HH •f- Ui i—* K-[1] \Q ‘ (‘US- Oayiwrt Contract-’Exhibit A’- Page 1} Form provided by Forms On-A-Disk j Copyright©2003lnternationalAssoc!ationofQrillingConlractors • (214)340-&429• FormsOnADisk.com
O OO

Silver Oak Drilling, LLC Rig #1

RIG INVENTORY

Drawworks - Gardner Denver 500

Powered by 2 - 3406 Caterpillars with 2 Twin Disk 11-500 Torque Convertors

Pason Recorder

V-80 Parmac Hydramatic Brake

20-1/2" RC Rotary Table

11' x 22' x 44' Substructure

127' Pyramid Derrick

Type F nation 200 Ton Swivel

41' x 5-1/4" Square Kelley with Woolley Drive Bushings

13" Shaffer Type E 3000 BOP with Hydraulic Closing Unit

300 ton National Traveling Block and Hook Combination

2 - 185KW SR4 Caterpillar Generators powered by 3306 Caterpillars (housed)

Air Hoist

Hydraulic Wireline Machine

1 - D-700 Emsco Duplex Mud Pump powered by 3508 Caterpillar

1 - DA500 Emsco Duplex Mud Pump, 7-1/4" x 16" powered by D379 Caterpillar

10' x 40' ATCO Tool Pusher House

2 - 250 bbl. Steel Pits (30' x 40')

500 bbl. Water Tank

3 sets - 30' x 42" Triangle Pipe Racks

2 - 8' x 32' x 32" Pipe Baskets

2 - 5' x 20' x 42" Catwalks

10,000' 4-1/2" XH 16.60# Grade E & G Drill Pipe

25 - 6-1/2" x 31' Drill Collars

6 - 8" x 30' Drill Collars

8' x 24' Top Dog House

8' x 30' Bottom Dog House

3000 gal. Diesel Tank

Rev. 6/5/07

RIG PLAT


N
W
E
S
100'
100'
50'
cellar 6'x 6' x 6'
175'
175'
125'
125'
125'

BOP SCHEMATIC

2M CHOKE MANIFOLD EQUIPMENT


Flow Nipple
Line
Double-Ram Preventer
Line
adjustable choke
choke line
2"
2"
2"
positive or adjustable

positive or adjustable
I Re «S9d ftptil. 2003
Blowout Preventers:, SizeSeries or last Pr. Make & Model Number B.O.P. Closing Unit: ............................................................ ,,___ B.O.P. Accumulator: 4.2 Derrick limbers, 4.3 Normai strings of drill pipe and drill colters specified above. 4.4 Conventional drift indicator. 4.5 Circulating mud pits. 4.6 Necessary pipe racks and rigging up material.
4.7 Normal storage for mud and chemicals.
4,s ShalE Shaker. 4.9___............... . .......... . ... , 4.10 .................... ,,. ___ — 4.11 .................... ,,,, ............. ‘ ... _ —— -— —— —— — 4.12 .................... ,, 4.13,, .............. ,, 4.14 4.15 ___.. ,, ............. ___.. . .. ___ 4.16 4.17 ................ ___....... — .... ,
5. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY OPERATOR:
The machinery, equipment, tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such itsms, shall be provided at (he well location at the expense of Operator unless otherwise noted by this Contract.
5.1 Furnish and maintain adequate roadway and/or canal to location, right-of-way, including rights-of-way for fuel and water lines, river crossings, highway crossings, gates and cattle guards. 5.2 Stake location, clear and grade location, and provide turnaround, including surfacing when necessary. 5.3 Test tanks with pipe and fillings. 5.4 Mud storage tanks with pipe and fittings. 5.5 Separator with pipe and fittfngs.
5.5 Labor and materials to connect and disconnect mud tank, test tank, and mud gas separator. 5.7 Labor to disconnect and clean test tanks and mud gas separator, 5.8 Drilling mud, chemicals, lost circulation materials and other additives. 5.9 Pipe and connections for oil circulating lines. 5.10 Labor to lay, bury and recover oil circulating lines, 5.11 Drilling bits, reamers, reamer cutters, stabilizers and special tools. 5.12 Contract fishing tool services and tool rental. 5.13 Wire ine core bits or heads, core barrels and wire fins core catchers if required. 5.14 Conventional core bits, core catchers and core barrels. 5.15 Diamond core barrel with head. 5.16 Cement and cementing service. 5.17 Electrical wireline logging services. 5.18 Directional, caliper, or other special services, 5.19 Gun orjet perforating services. 5.20 Explosives and shooting devices. 5.21 Formation testing, hydraulic fracturing, acidizing and other related services. 5.22 Equipment for drift stem testing. 5.23 Mud logging services. 5.24 Sidewatl coring service.
5.25 Welding service for welding bottom joints of casing, guide shoe, float shoe, float collar and in connection with installing of well head equipment if required. 5.26 Casing, tubing, liners, screen, float collars, guide and ftoat shoes and associated equipment. 5.27 Casing scratchers and centralizes. 5.28 Well head connections and all equipment to be installed in or on well or on the premises for use in connection with tesling, completion and operation of well.
5.29Special gr added storage for mud and cnemicaJs. 5.30Casingheati, API series, to conform to that shown for the blowout preventers specified in Subparagrsph 4.1 above. 5.31Blowout preventer testing pacKoff and testing services. 5.32Replacement of BOP rubbers, elements and seats, if requited, after initial test 5.33Casing Thread Protectors and Casing Lubricants. 5.34HzS training and equipment 33 necessary or as required by law. 5.35Site septic systems. 5.3S ................................ ,, .................... _ 5.37 .............................. ,, 5,33 ___, ................... ‘ —— —— —— —— —— —— —— —— -— — 5.39 .............................. ,, ........... ,,___ 5.40 .................................... ‘ —— —— —— — 5.41 .................................... , ........... . — 5.42,. ............................... ‘ —— —— —— —— —— —— —— —— —— -— — 5.43 5.44___ 5.45 .................................... . .. — 5.46,, .......................... ___ 5.47. ___........................... ,___........................... , ........... ___ 5.48 .................................... ___.................... ‘ . —— —— — hh5‘[49] h_h 5.50 .............. ; ............................ .
Ul
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V^ ‘ (U.S. Daynork Contract- “Exititfi A’- Page 2}. Form provided by Forms On-A-Dish | Copyright © 2003 Internationa! Association Of Drilling Contractors ’ (214) 340-9429 • FormsOnADislt.com
C\ <J\
SO BIG l.-PBE[1]

Revised April, 2003

6. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services, and labor listed as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an X mark in the appropriate column.

	Item	To Be Provided By and At The Expense Of Operator	Contractor
6.1	Cellar and Runways	X	
6.2	Ditches and sumps	NA	
6.3	Fuel (located at ______)	X	
6.4	Fuel Lines (length ______)		X
6.5	Water at source, including required permits	X	
6.6	Water well, including required permits	X	
6.7	Water lines, including required permits	X	
6.8	Water storage tanks ______ capacity		X
6.9	Potable water	NA	
6.10	Labor to operate water well or water pump	NA	
6.11	Maintenance of water well, if required	X	
6.12	Water Pump	X	
6.13	Fuel for water pump	X	
6.14	Mats for engines and boilers, or motors and mud pumps	NA	
6.15	Transportation of Contractor's property:		
	Move in	X	
	Move out	X	
6.16	Materials for "boxing in" rig and derrick	NA	
6.17	Special strings of drill pipe and drill collars as follows:	X	
6.18	Kelly joints, subs, elevators, tongs, slips and BOP rams for use with special drill pipe	X	
6.19	Drill pipe protectors for Kelly joint and each joint of drill pipe running inside of Surface Casing as required, for use with normal strings of drill pipe	X	
6.20	Drill pipe protectors for Kelly joint and drill pipe running inside of Protection Casing	X	
6.21	Rate of penetration recording device		X
6.22	Extra labor for running and cementing casing (Casing crews)	X	
6.23	Casing tools	X	
6.24	Power casing tongs	X	
6.25	Laydown and pickup machine	X	
6.26	Tubing tools	X	
6.27	Power tubing tong	X	
6.28	Crew Boats, Number ______	NA	
6.29	Service Barge	NA	
6.30	Service Tug Boat	NA	
6.31	Rat Hole	X	
6.32	Mouse Hole	X	
6.33	Reserve Pits	X	
6.34	Upper Kelly Cock		
6.35	Lower Kelly Valve		X
6.36	Drill Pipe Safety Valve		X
6.37	Inside Blowout Preventer		X
6.38	Drilling hole for or driving for conductor pipe		X
6.39	Charges, cost of bonds for public roads	X	
6.40	Portable Toilet	X	
6.41	Trash Receptacle	X	
6.42	Linear Motion Shale Shaker		X
6.43	Shale Shaker Screens	X	
6.44	Mud Cleaner	X	
6.45	Mud/Gas Separator	NA	
6.46	Desander	NA	
6.47	Desilter	NA	
6.48	Degasser	NA	
6.49	Centrifuge	NA	
6.50	Rotating Head	X	
6.51	Rotating Head Rubbers	X	
6.52	Hydraulic Adjustable Choke	NA	
6.53	Pit Volume Totalizer	NA	
6.54	Communication, type CELLULAR TELEPHONE		X
6.55	Forklift, capacity ______	X	
6.56	Corrosion Inhibitor for protecting drill string	X	
6.57			
6.58			
6.59			
6.60			

(U.S. Daywork Contract - "Exhibit A" - Page 3)
Copyright © 2003 International Association of Drilling Contractors
Form provided by Forms On-A-Disk
(214) 340-9429 · FormsOnADisk.com

30 HIS l.PDF
Revised April. 201. 7. OTHER PROVISIONS;
Operator agrees to never operate Contractors equipment above 80% of manufacturers rated capacity
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VO (U.aOayvraaConlraa.-awhM-.Rjss^ Form provided by. Forms Cn.A-Dlsk | Copyright © 2003 International Association of Drilling Contractors’ (214) 340-9429 • FormsOnADisk com

SO SIG l.PD?’
Revised Aprii, 2003 EXHIBIT “B”
(SeeSutJparagraptiSS)
The following clauses, when required bylaw, sre incorporated in the Contract by reference as if fully sst out: (1) The Equal Opportunity Clause prescribed in 41 CFR 60-1.4. (2) The Affirmative Action Clause prescribed in 41 CFR 60-250_4 regarding veterans and veterans of the Vietnam era (3( The Affirmative Action Clause tor handicapped workers prescribed in 41 CFR 60-741.4.
(4) Trie Certification of Compliance with Environmental Laws preserved in 40 CFR 15,20,
Ui
h-t *O (U.S.D3vworhContraci-"£xbioitQ”-Page1)’ Form provided by Forms On-A-Disk j Copyright © 2003 International Association of Drilling Contractors’ (214) 340-9429 • FormsOnADisk.com
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